UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2012

GRAFTECH INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	27-2496053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

12900 Snow Road Parma, Ohio 44130
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 216-676-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Indenture
On November 20, 2012, GrafTech International Ltd. (the “Company”) entered into an indenture dated November 20, 2012 (the “Indenture”) among the Company, certain domestic subsidiaries of the Company party thereto and U.S. Bank National Association, as trustee (the “Trustee”). The Company issued $300 million principal amount of 6.375% Senior Notes due 2020 (the “Notes”) under the Indenture. The Notes are the Company's senior unsecured obligations and rank pari passu with all of the Company's existing and future senior unsecured indebtedness. The Notes are guaranteed on a senior unsecured basis by each of the Company's existing and future subsidiaries that guarantee certain other indebtedness of the Company or another guarantor.
The Notes bear interest at a rate of 6.375% per year, payable semi-annually in arrears on May 15 and November 15 of each year, commencing on May 15, 2013. Interest will accrue from November 20, 2012. The Notes mature on November 15, 2020.
The Company is entitled to redeem some or all of the Notes at any time on or after November 15, 2016, at the redemption prices set forth in the Indenture. In addition, prior to November 15, 2016, the Company may redeem some or all of the Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, plus a “make whole” premium determined as set forth in the Indenture. The Company is also entitled to redeem up to 35% of the aggregate principal amount of the Notes before November 15, 2015 with the net proceeds from certain equity offerings at a redemption price of 106.375% of the principal amount plus accrued and unpaid interest, if any.
If, prior to maturity, a change in control (as defined in the Indenture) of the Company occurs and thereafter certain downgrades of the ratings of the Notes as specified in the Indenture occur, the Company will be required to offer to repurchase any or all of the Notes at a repurchase price equal to 101% of the aggregate principal amount of the Notes, plus any accrued and unpaid interest.
The Indenture also contains covenants that, among other things, limit the ability of the Company and certain of its subsidiaries to: (i) create liens or use assets as security in other transactions; (ii) engage in certain sale/leaseback transactions; and (iii) merge, consolidate or sell, transfer, lease or dispose of substantially all of their assets.
The Indenture also contains customary events of default, including (i) failure to pay principal or interest on the Notes when due and payable, (ii) failure to comply with covenants or agreements in the Indenture or the Notes which failures are not cured or waived as provided in the Indenture, (iii) failure to pay indebtedness of the Company, any Subsidiary Guarantor or Significant Subsidiary (as defined in the Indenture) within any applicable grace period after maturity or acceleration and the total amount of such indebtedness unpaid or accelerated exceeds $50.0 million, (iv) certain events of bankruptcy, insolvency, or reorganization, (v) failure to pay any judgment or decree for an amount in excess of $50.0 million against the Company, any Subsidiary Guarantor or any Significant Subsidiary that is not discharged, waived or stayed as provided in the Indenture, (vi) cessation of any subsidiary guarantee to be in full force and effect or denial or disaffirmance by any Subsidiary Guarantor of its obligations under its subsidiary guarantee, and (vii) a default under the Company's Senior Subordinated Notes. In the case of an event of default, the principal amount of the Notes plus accrued and unpaid interest may be accelerated.
The offering of the Notes was not registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws or blue sky laws, and the Notes may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or available exemptions from applicable registration requirements.
Registration Rights Agreement
On November 20, 2012, the Company and the Subsidiary Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”) with J.P.Morgan Securities LLC, as representative (the “Representative”) of the initial purchasers listed in Schedule 1 to the Purchase Agreement, dated November 15, 2012, among the Company, the Subsidiary Guarantors and the Representative with respect to the Notes. Under the Registration Rights Agreement, the Company has agreed to file a registration statement under the Securities Act to permit the exchange of the Notes for new registered notes of the Company having terms substantially identical to the Notes. Under certain circumstances, the Company may also be required to file a shelf registration statement under the Securities Act to register the resale of the Notes by certain holders thereof. If the Company fails to comply with certain of its obligations under the Registration Rights Agreement, the Company will be required to pay additional interest to the holders of the Notes as specified in the Registration Rights Agreement.
The foregoing descriptions of the Indenture and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Indenture and the Registration Rights Agreement, respectively, which are incorporated herein by reference and are filed as Exhibits 4.1 and 4.2 hereto, respectively. The agreements included as exhibits to this Form 8-K (including the exhibits to such agreements) contain various representations, warranties and covenants of, among others, the Company. They are not intended to provide any factual information upon which investors may rely. The representations, warranties and covenants were made for purposes of each of the agreements, solely for the benefit of the parties thereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided in Item 1.01 with respect to the Company's issuance of the Notes is incorporated by reference herein.

Item 8.01	Other Events.

A copy of the Company's press release announcing the closing of the offering of the Notes is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit 4.1	Indenture, dated November 20, 2012, among Graftech International, Ltd., the Subsidiary Guarantors and U.S. Bank National Association, as trustee.
Exhibit 4.2	Registration Rights Agreement, dated November 20, 2012, among GrafTech International Ltd., the Subsidiary Guarantors and J.P. Morgan Securities LLC, as Representative.
Exhibit 99.1	Press Release dated November 20, 2012

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date:	November 20, 2012	By:	/s/ Lindon Robertson
Lindon Robertson
Chief Financial Officer and Vice President

EXHIBIT INDEX

Exhibit 4.1	Indenture, dated November 20, 2012, among Graftech International, Ltd., the Subsidiary Guarantors and U.S. Bank National Association, as trustee.
Exhibit 4.2	Registration Rights Agreement, dated November 20, 2012, among GrafTech International Ltd., the Subsidiary Guarantors and J.P. Morgan Securities LLC, as Representative.
Exhibit 99.1	Press release dated November 20, 2012